UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (date of earliest event reported): October 21, 2013

                           DIVERSIFIED RESOURCES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                          None                 98-0687026
  --------------------------        -------------------     -------------------
 (State or other jurisdiction       (Commission File No.)    (IRS Employer
      of incorporation)                                     Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)


   Registrant's telephone number, including area code: (303) 797-5417
                                                       --------------

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.  Unregistered Sales of Equity Securities

      On December 20, 2013 the Company sold 193,750 shares of its common stock to private investors at a price of $0.80 per share.

      Between December 21, 2013 and May 15, 2014 the Company sold 1,144,000 shares of its common stock to private investors at a price of $0.50 per share.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these shares.






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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 19, 2014

                                    DIVERSIFIED RESOURCES, INC.


                                    By:  /s/ Paul Laird
                                         -------------------------------------
                                         Paul Laird, Chief Executive Officer






















Diversified 8-K Item 3.02  Issuer Shares 5-16-14